EXHIBIT 10.4

SECURED PROMISSORY NOTE WITH PRESLEY AND PATRICIA STACEY REED
DATED OCTOBER 31, 2011

SECURED PROMISSORY NOTE

$250,000.00
Denver, Colorado
October 31, 2011

For value received, the undersigned, Spicy Pickle Franchising, Inc. (herein referred to as the "Obligor"), promises to pay to the order of Presley and Patricia Stacey Reed, or their designee (the "Obligee"), the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100’S DOLLARS ($250,000.00), together with interest thereon, in installments as follows (which shall be in accordance with the “Payment Schedule” attached hereto and incorporated herein by reference):

1.
Beginning October 31, 2011, the Obligor shall pay the Obligee equal monthly payments of THREE THOUSAND AND NO/100’s DOLLARS ($3,000.00) with all following monthly payments due on the last day of each month for eighty-four (84) consecutive months.

2.	Interest shall accrue from October 31, 2011 at Ten Percent (10%) per annum. Interest hereunder shall be computed in accordance with the attached Payment Schedule.

3.
A final payment of THREE THOUSAND EIGHTY-THREE AND 33/100’S DOLLARS ($3,083.33), which includes interest, together with the outstanding principal balance of this Note, shall be made on September 30, 2018.

As used herein, the term "Date of Maturity" shall mean September 30, 2018, or such earlier date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

Each payment when received shall be applied first to accrued interest, and the balance, if any, of the payment, to the reduction of principal.

After the Date of Maturity, the interest rate provided for herein shall immediately, without notice, become eighteen percent (18%) ("Default Rate").

All such payments are to be made in such manner, by wire transfer or check, as the legal holder of this Note may from time to time designate in writing.

Upon fulfillment of the debt obligations of this Note, Obligee shall forthwith release any and all collateral, liens, and/or security interests with respect to this Note.

It is agreed that at the election of the holder or holders hereof, without notice, the principal sum of this Note remaining unpaid hereon, together with the accrued interest thereon, shall become at once due and payable at the place of payment aforesaid in case of default in the payment of principal or interest of this Note when due in accordance with the terms hereof and a failure to pay ten (10) days after written notice to Obligor of such default, provided there shall be no cure period for any payment default after the third written notice of payment default hereunder. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

If this Note, or any installment hereof or any interest hereon is not paid when due, and this Note is placed in the hands of an attorney or attorneys for collection, for realization upon the collateral, or the holder or holders of this Note are made party to any litigation because of the existence of the indebtedness evidenced by this Note, the undersigned promises to pay, in addition to any amounts due hereunder, the reasonable costs and expenses thereof, including attorney fees.

This Note may be prepaid in whole or in part at any time without penalty, provided that any prepayment of the whole amount of this Note shall include all accrued interest thereon. Any partial prepayment shall be applied first to accrued interest and second to principal in inverse order of maturity.

Notwithstanding anything in this Note, this Note shall not be deemed to impose on Obligor any obligation for payment of interest or other charges, except to the extent that the same may be legally enforceable under the laws of the State of Colorado.

In the event the interest provisions hereof or any exactions provided for herein (or in any other instrument(s) securing this Note) shall result, at any time during the life of the loan, in an effective rate of interest, which, for any week, transcends the limits of the usury or any other law applicable to the loan evidenced hereby, all sum in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by the holder hereof, with the same force and effect as though the payer had specifically designated such extra sum to be so applied to principal and the holder hereof and agreed to accept such extra payment(s) as a premium-free prepayment. In no such event shall any agreed to or actual exaction as consideration for this loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof for the use or detention of money.

No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment thereof shall not constitute any election by it or remedies so as to preclude the exercise of any other remedy available to it.

Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligations of all makers, sureties, guarantors and endorsers, and shall be binding upon them their successors and assigns.

Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 72 hours hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

This Note has been delivered, and is to be performed in the State of Colorado, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Note. All principal and interest due under this Note are payable in cash in lawful money of the United States. This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

The purpose of this Note is for Obligor to use the underlying amount as purchase money for the full build-out (including without limitation all leasehold improvements, equipment and goods) of its new Spicy Pickle® restaurant to be located at 8000 E. Belleview, Unit D-40, Englewood, CO 80111 (the “Restaurant”).  As security for this Note, Obligor hereby grants Obligee a security interest in any and all equipment and leasehold improvements, including materials, furniture, furnishings, machinery, goods, fixtures, and equipment, and all heating, plumbing, lighting, water heating, cooking, laundry, refrigerating, incinerating, communications, ventilating and air conditioning equipment, all disposals, dishwashers, fire extinguishing apparatus and equipment, water tanks, engines, machines, computers, computer software, elevators, motors, cabinets, shades, blinds, partitions, window screens, awnings, drapes, rugs and other floor coverings, furniture, furnishings, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, owned by the Company now at the premises located at the Restaurant or hereafter attached or affixed to or used in and about the Restaurant (the “Collateral“). In the event of any default in the payment of this Note, the Obligee or its agent shall have and may exercise any and all remedies of a secured party under the Colorado Uniform Commercial Code, and any other remedies available at law or equity, with respect to the Collateral.

Notwithstanding, if the total cost of entry for the Restaurant is less than $250,000 (the “Reduced Entry Cost”), which cost shall include, without limitation, the total build-out cost and general opening costs for

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the Restaurant, Obligor hereby agrees to make a one-time principal payment equal to the difference of $250,000 minus the Reduced Entry Cost (the “Early Principal Payment”).  The obligor shall make the Early Principal Payment to the Obligee, reducing the principal balance hereunder accordingly, within five days of receiving (or of its affiliate receiving) the tenant improvement allowance from the landlord per the Restaurant’s commercial real estate lease.

MADE BY:
Spicy Pickle Franchising, Inc.
OBLIGOR

	By:	/s/ Clint Woodruff
	Its:	Chief Financial Officer
Notice Address:		90 Madison Street, Suite 700
Denver, CO 80206

Notice Address for Obligee:

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